Exhibit 99.1

Yangtze River Development Ltd. Announces New Name and Symbol Change

NEW YORK, NY and WUHAN, CHINA, January 25, 2016 Yangtze River Development Ltd., (OTC: YERR), formerly known as Kirin International Holdings Inc., (the "Company") changed its name on January 14, 2016 and has received a new trading symbol “YERR” effective January 22, 2016. The Company now operates under the name of “Yangtze River Development Limited” and has been engaging its business through its wholly-owned subsidiary Wuhan Yangtze River Newport Logistics Co. Limited (“Wuhan Newport”), a company formed under the laws of the People’s Republic of China.

Yangtze River Development Limited primarily engages in the business of real estate development with a port logistic project located in the middle reaches of the Yangtze River. Wuhan Newport is a large infrastructure development project implemented under China’s latest “One Belt One Road” initiative and is believed to be strategically positioned in the anticipated “Free Trade Zone” of the Wuhan Port, a crucial trading window between China, the Middle East and Europe. To be fully developed upon completion of three phases, within the logistics center, there will be six operating zones, including port operation area, warehouse and distribution area, cold chain logistics area, rail cargo loading area, exhibition area and residential community. The logistics center is also expected to provide a number of shipping berths for cargo ships of various sizes. Wuhan Newport is expected to provide domestic and foreign businesses a direct access to the anticipated Free Trade Zone in Wuhan. The project will include commercial buildings, professional logistic supply chain centers, direct access to the Yangtze River, Wuhan-Xinjiang-Europe Railway and ground transportation, storage and processing centers, IT supporting services, among others.

Yangtze River Development Ltd. will trade on the OTC Markets under the new symbol “YERR” effective January 22, 2016. In addition, the Company opened an office in New York City, 183 Broadway, 5th Floor, NY, NY, to help implement the Company’s capital markets strategies.

The Company is led by Xiangyao Liu, who serves as President, CEO, Secretary and Chairman of the Board. Since 2012, Mr. Liu, (44) served as the Deputy General Manager of the Wuhan Huazhou Steel Trading Center Co., Ltd., which later became the Wuhan Yangtze Newport Logistics Co. Ltd. He supervised the transition of the steel trading renter to a residential and commercial complex which supports the warehouses and docks, led projects to bring the Steel Trading Center into the Yangluo Comprehensive Bonded Zone and Free Trade Area in Wuhan, supervised the feasibility study of the Wuhan Yangtze Newport Logistics Center and collaborated with the local government to develop the Yangluo Newport Project Plan, handling corporate structuring, strategic planning and operation management of the company. In 2010, Mr. Liu participated in the investment of Wuhan Renhe Group Limited, which held the Wuhan Huazhou Steel Trading Center Co., Ltd. at that time, supervising logistic and trade of steel. He also started to engage in financial and security investments in Hong Kong. From 1996 to 2003, he invested and established the Pacific Trade and Logistics in China, served as the General Manager and engaged in the trading and logistics of steel, agricultural products and other commodities Mr. Liu received his bachelor degree in Business Management from the Hebei Institute of Finance in 1994.

Xiangyao Liu, Chief Executive Officer, Director and President of Yangtze River Development Ltd., stated, "We are very pleased to have rebranded our Company to reflect our business activities at Wuhan Newport. The tremendous opportunity this facility presents allows us to focus our finances and human capital on a massive logistic facility that has the potential to be one of the most active and, extensive facilities in Asia."

ABOUT YANGTZE RIVER DEVELOPMENT LTD.:

Primarily engaging in the business as a port logistic center located in the middle reaches of the Yangtze River, Wuhan Newport is a large infrastructure project implemented under China’s latest “One Belt One Road” initiative and is believed to be strategically positioned in the anticipated “Free Trade Zone” of the Wuhan Port, a crucial trading window between China, the Middle East and Europe. To be fully built upon completion of three phases, within the logistics center, there will be six operating zones, including port operation area, warehouse and distribution area, cold chain logistics area, rail cargo loading area, exhibition area and residential community. The logistics center is also expected to provide a number of shipping berths for cargo ships of various sizes. Wuhan Newport is expected to provide domestic and foreign businesses a direct access to the anticipated Free Trade Zone in Wuhan. The project will include residential and commercial buildings, professional logistic supply chain centers, direct access to the Yangtze River, Wuhan-Xinjiang-Europe Railway and ground transportation, storage and processing centers, IT supporting services, among others.

FORWARD-LOOKING STATEMENTS:

This document includes “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements are any statements other than statements of historical fact, including statements regarding Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Among other things, these forward-looking statements may include statements regarding the change of Company name and symbol, our plan of operation, future opportunities as a result of the changes; and any other statements regarding Company’s future beliefs, expectations, plans, intentions, financial condition or performance. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, our financial and business prospects, our capital requirements, our financing prospects, our relationships with employees, and our ability to realize the anticipated benefits of such transaction, and those disclosed as risks in other reports filed by us with the Securities and Exchange Commission, including those described in our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

CONTACT:

James Coleman

Executive Director

jcoleman@yerr.com.cn

646-861-3315

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